PROSPECTUS

BLUEBIRD EXPLORATION COMPANY

3,220,000 SHARES
COMMON STOCK

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus.

Our common stock is presently not traded on any market or securities exchange.

The purchase of the securities offered through this prospectus involves a high degree of risk. SEE SECTION ENTITLED “RISK FACTORS” ON PAGES 7- 10.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The selling shareholders will sell our shares at $0.02 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. The offering price has been arbitrarily determined by Bluebird Exploration Company and bears no relationship to assets, earnings, or any other valuation criteria.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The Date Of This Prospectus Is: July 9, 2007

TABLE OF CONTENTS
Page
Summary	5
Risk Factors	7
We need to continue as a going concern if our business is to succeed. Our independent auditor has raised doubt about our ability to continue as a going concern.	7
Because the probability of an individual prospect ever having reserves is extremely remote, any funds spent on exploration will probably be lost.	7
Because management has no technical experience in mineral exploration, our business has a high risk of failure	7
We lack an operating history and have losses which we expect to continue into the future. As a result, we may have to suspend or cease activities.	7
We will need additional funds to determine if we have a reserve, if we are not able to raise additional proceeds we will have to cease operations and you would lose your investment.	8
Because management has no technical experience in mineral exploration, our business has a high risk of failure As a result, you may lose all of your investment.	8
Weather interruptions in the province of British Columbia may affect and delay our proposed exploration activities.	8
Because we currently have limited funds available, we may have to limit our exploration activity which would likely result in a complete loss of your investment.	9
We may not have access to all of the materials we need to begin exploration which could cause us to delay or suspend activities.	9
Because our officer has other business interests, he may not be able or willing to devote a sufficient amount of time to our business operations, causing our business to fail.	9
Because title to the property is held in the name of another person, if he transfers the property to someone other than us, we will cease activities.	9
Because all of our assets and our officer and director are located outside the United States of America, it may be difficult for an investor to enforce any judgments against the Company or any of our officer(s) and director(s).	10
Because we have only one officer and director who is responsible for our managerial and organizational structure, in the future, there may not be effective disclosure and accounting controls to comply with applicable laws and regulations which could result in fines, penalties and assessments against the Company.	10
Because there is no public trading market for our common stock, you may not be able to resell your stock.	10
Because we may issue additional shares of common stock, your investment could be subject to substantial dilution in the future.	10
Because our securities are subject to penny stock rules, you may have difficulty reselling your shares.	11
Dilution	12
Selling Security Holders	12
Plan of Distribution	15
Legal Proceedings	17
Directors, Executive Officers, Promoters and Control Persons	17
Security Ownership of Certain Beneficial Owners and Management	18
Description of Securities	19
Interest of Named Experts and Counsel	20
Disclosure of Commission Position of Indemnification for Securities Act Liabilities	20
Organization Within Last Three Years	21
Description of Business	21
Plan of Operations	28
Description of Property	30
Certain Relationships and Related Transactions	30
Market for Common Equity and Related Stockholder Matters	31
Executive Compensation	32
Financial Statements	34
Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	35

Summary

Prospective investors are urged to read this prospectus in its entirety.

We are an exploration stage corporation. We intend to be in the business of mineral property exploration. We do not own any interest in any property, but simply have the right to conduct exploration activities on one property. The property consists of two mineral claims located 9 kilometers due south of Nelson, British Columbia, Canada, in the Nelson Mining Division. We intend to explore for gold, silver and copper on the property. Our exploration program should take approximately 365 days, weather permitting. Currently, we have no further business planned if mineralized material is not found on the property.

We were incorporated on July 15, 2005 under the laws of the state of Delaware. Our administrative office is located at 209-3608 Deercrest Drive, North Vancouver, British Columbia, Canada V7G 2S8, our telephone number is (604) 488-9608 and our registered statutory office is located at 2711 Centerville Road, Suite 400, Wilmington Delaware 19808. Our fiscal year end is December 31st. Our mailing address is 209-3608 Deercrest Drive, North Vancouver, British Columbia, Canada V7G 2S8.

The Offering:

Securities Being Offered	Up to 3,220,000 shares of common stock.

Offering Price
The selling shareholders will sell our shares at $0.02 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. The offering price has been arbitrarily determined by Bluebird Exploration Company and bears no relationship to assets, earnings, or any other valuation criteria.

Terms of the Offering	The selling shareholders will determine when and how they will sell the common stock offered in this prospectus.

Termination of the Offering
The offering will conclude when all of the 3,220,000 shares of common stock have been sold, the shares no longer need to be registered to be sold or we decide to terminate the registration of the shares.

Securities Issued and to be Issued	13,220,000 shares of our common stock are issued and outstanding as of the date of this prospectus. All of the common stock to be sold under this prospectus will be sold by existing shareholders.

Use of Proceeds	Bluebird Exploration Company will not receive any of the proceeds from the sale of common stock by selling security shareholders.

Summary Financial Information

Balance Sheet

March 31, 2007

Cash	13,055
Total Assets	13,055
Liabilities	4,000
Total Stockholders’ Equity	9,055

Statement of Operations
From Incorporation on
July 15, 2005 to March 31, 2007

Revenue	0
Net Loss and Deficit	(10,045)

RISK FACTORS

PLEASE CONSIDER THE FOLLOWING RISK FACTORS CAREFULLY PRIOR TO INVESTING IN OUR COMMON STOCK.

Risks Associated with BLUEBIRD EXPLORATION COMPANY:

1.	Because our auditors have issued a going concern opinion, there is substantial uncertainty we will continue activities in which case you could lose your investment.

Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an ongoing business for the next twelve months. As such we may have to cease activities and you could lose your investment.

2.	Because the probability of an individual prospect ever having reserves is extremely remote, any funds spent on exploration will probably be lost.

The probability of an individual prospect ever having reserves is extremely remote. In all probability the property does not contain any reserves. As such, any funds spent on exploration will probably be lost which result in a loss of your investment.

3.	Our management has limited technical training and experience in mineral activities and consequently our activities, earnings and ultimate financial success could be irreparably harmed.

Our management has limited technical training and experience with exploring for, starting, and operating a mine. With no direct training or experience in these areas, management may not be fully aware of many of the specific requirements related to working within the industry. Management's decisions and choices may not take into account standard engineering or managerial approaches mineral exploration companies commonly use. Consequently, our activities, earnings and ultimate financial success could suffer irreparable harm due to management's lack of experience in the industry.

4.	We lack an operating history and have losses which we expect to continue into the future. As a result, we may have to suspend or cease activities.

We were incorporated July 15, 2005 and we have not started our proposed business activities or realized any revenues. We have no operating history upon which an evaluation of our future success or failure can be made. Our net loss since inception is $10,045. Our ability to achieve and maintain profitability and positive cash flow is dependent upon

•	our ability to locate a profitable mineral property;

•	our ability to generate revenues; and

•	our ability to reduce exploration costs.

Based upon current plans, we expect to incur operating losses in future periods. This will happen because there are expenses associated with the research and exploration of our mineral properties. As a result, we may not generate revenues in the future. Failure to generate revenues will cause us to suspend or cease activities.

5.	Because we will have to spend additional funds to determine if we have a reserve, if we are not able to raise additional proceeds we will have to cease operations and you would lose your investment.

Even if we complete our current exploration program and it is successful in identifying a mineral deposit, we will have to spend substantial funds on further drilling and engineering studies before we will know if we have a commercially viable mineral deposit.

6.
Because our management only has limited technical training or experience in exploring for and operating an exploration program, management's decisions and choices may not take into account standard engineering or managerial approaches mineral exploration companies commonly use. As a result, we may have to suspend or cease activities which will result in the loss of your investment.

Our management has limited experience with exploring for, starting, and operating an exploration program. Further, our management has no direct training or experience in these areas and as a result may not be fully aware of many of the specific requirements related to working within the industry. Management's decisions and choices may not take into account standard engineering or managerial approaches mineral exploration companies commonly use. Consequently our activities, earnings and ultimate financial success could suffer irreparable harm due to management's lack of experience in this industry. As a result we may have to suspend or cease activities which will result in the loss of your investment.

7.	Weather interruptions in the Province of British Columbia may affect and delay our proposed exploration activities.

Our proposed exploration work can only be performed approximately six to seven months out of the year. This is because rain and snow cause the roads leading to our claims to be impassible during five to six months of the year. When roads are impassible, we are unable to conduct exploration activities on the property.

8.	Because we currently have limited funds available, we may have to limit our exploration activity which would likely result in a complete loss of your investment.

Because of the size of our company and the limited amount of proceeds available to us, we must limit our exploration activity. As such we may not be able to complete an exploration program that is as thorough as we would like. In that event, an existing reserve may go undiscovered. Without a reserve, we cannot generate revenues and you will lose your investment.

9.	We may not have access to all of the materials we need to begin exploration which could cause us to delay or suspend activities.

Competition and unforeseen limited sources of supplies in the industry could result in occasional spot shortages of supplies, such as dynamite, and certain equipment such as bulldozers and excavators that we might need to conduct exploration. We have not attempted to locate or negotiate with any suppliers of products, equipment or materials. We will attempt to locate products, equipment and materials after this offering is complete. If we cannot find the products and equipment we need, we will have to suspend our exploration plans until we do find the products and equipment we need.

10.
Because Peter Wells, our sole officer and director, has other outside business activities and he will only be devoting 10% of his time per month or approximately 12 hours to our activities, our activities may be sporadic which may result in periodic interruptions or suspensions of exploration.

Because Peter Wells, our sole officer and director, has other outside business activities and he will be only be devoting 10% of his time or approximately twelve hours per month to our activities, our activities may be sporadic and occur at times which are convenient to Mr. Wells. As a result, exploration of the property may be periodically interrupted or suspended.

11.	Because title to the property is held in the name of another person, if he transfers the property to someone other than us, we will cease activities.

Title to the property upon which we intend to conduct exploration activities is not held in our name. Title to the property is recorded in the name of Mr. Wells. If Mr. Wells transfers the property to a third person, the third person will obtain good title and we will have nothing. If this should occur, we will subsequently not own any property and we will have to cease all exploration activities.

Furthermore, we believe if Mr. Wells’ transfers title to a third party, we will not have any claim against Mr. Wells due to the fact that under British Columbia law, title to British Columbia mineral claims can only be held by British Columbia residents. In the case of corporations, title must be held by a British Columbia corporation and we are a Delaware Corporation.

Risks Associated with this Offering:

12.
Because all of our assets and our officer and director are located outside the United States of America, it may be difficult for an investor to enforce within the United States any judgments obtained against the Company or any of our officer(s) and director(s).

All of our assets are located outside of the United States and we do not currently maintain a permanent place of business within the United States. In addition, our director and officer is a national and/or resident of a country other than the United States, and all or a substantial portion of this person’s assets are located outside the United States. As a result, it may be difficult for an investor to effect service of process or enforce within the United States any judgments obtained against us or our officer(s) or director(s), including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof.

13.
Because we have only one officer and director who is responsible for our managerial and organizational structure, in the future, there may not be effective disclosure and accounting controls to comply with applicable laws and regulations which could result in fines, penalties and assessments against the Company.

We currently have only one officer and director, Mr. Peter Wells. As such, he is solely responsible for our managerial and organizational structure which will include preparation of disclosure and accounting controls under the Sarbanes-Oxley Act of 2002. When these controls are implemented, he will be responsible for the administration of the controls. Should he not have sufficient experience, he may be incapable of creating and implementing the controls which may cause the Company to be subject to sanctions and fines by the Securities Exchange.

14.	Because there is no public trading market for our common stock, you may not be able to resell your stock.

There is currently no public trading market for our common stock. Therefore there is no central place, such as stock exchange or electronic trading system to resell your shares.

15.	Because we may issue additional shares of common stock, your investment could be subject to substantial dilution in the future.

We anticipate that any additional funding will be in the form of equity financing from the sale of our common stock. In the future, if we do sell more common stock, your investment would be subject to dilution. Dilution is the difference between what you pay for your stock and the net tangible book value per share immediately after the additional shares are sold by us.

16.	Because our securities are subject to penny stock rules, you may have difficulty reselling your shares.

Our shares are penny stocks are covered by section 15(g) of the Securities Exchange Act of 1934 which imposes additional sales practice requirements on broker/dealers who sell the Company's securities including the delivery of a standardized disclosure document; disclosure and confirmation of quotation prices; disclosure of compensation the broker/dealer receives; and, furnishing monthly account statements. For sales of our securities, the broker/dealer must make a special suitability determination and receive from its customer a written agreement prior to making a sale. The imposition of the foregoing additional sales practices could adversely affect a shareholder's ability to dispose of his stock.

Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements.  You should not place too much reliance on these forward-looking statements.  Our actual results may differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in the “Risk Factors” section and elsewhere in this prospectus.

Use Of Proceeds

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

Determination Of Offering Price

The selling shareholders will sell our shares at $0.02 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.  The offering price has been arbitrarily determined by Bluebird Exploration Company and bears no relationship to assets, earnings, or any other valuation criteria. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price.

Dilution

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding.  Accordingly, there will be no dilution to our existing shareholders.

Selling Security Holders

The selling shareholders named in this prospectus are offering all of the 3,220,000 shares of common stock offered through this prospectus.  These shares were acquired from us in private placements that were exempt from registration under Regulation S of the Securities Act of 1933. The shares of our common stock were acquired by our selling shareholders beginning in December 2005 and concluding on December 2006 in an offering that was exempt from registration under Regulation S of the Securities Act of 1933.

The following table provides as of the date of this prospectus, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

1.	the number of shares owned by each prior to this offering;

2.	the total number of shares that are to be offered for each;

3.	the total number of shares that will be owned by each upon completion of the offering; and

4.	the percentage owned by each upon completion of the offering.

Name of Selling Shareholder	Shares Owned Prior to this Offering	Total Number of Shares to be Offered For Selling Shareholders Account	Total Shares Owned Upon Completion of this Offering	Percent Owned Upon Completion of this Offering
Vanni Barbon	100,000	100,000	Nil	Nil

Danny Berg	100,000	100,000	Nil	Nil

Anoo Bhushan	100,000	100,000	Nil	Nil

Paul Bhushan	100,000	100,000	Nil	Nil

Renu Bhushan	100,000	100,000	Nil	Nil

Santosh Bhushan	100,000	100,000	Nil	Nil

Arne Claussen	100,000	100,000	Nil	Nil

Adrian Crimeni	100,000	100,000	Nil	Nil

Serguei Koubli	100,000	100,000	Nil	Nil

Martin Mazzucco	100,000	100,000	Nil	Nil

William G. Moody	100,000	100,000	Nil	Nil

Adele Paulsen	100,000	100,000	Nil	Nil

Ron Price	100,000	100,000	Nil	Nil

Kenneth W. Russell	100,000	100,000	Nil	Nil

Pashpa Sharan	100,000	100,000	Nil	Nil

Chris Swales	100,000	100,000	Nil	Nil

Triplejay Holsteins Ltd.	100,000	100,000	Nil	Nil

Rob Weston	100,000	100,000	Nil	Nil

Zina Weston	100,000	100,000	Nil	Nil

Ken Williams	100,000	100,000	Nil	Nil

Cameron Wong	120,000	120,000	Nil	Nil

Zhu Ya	100,000	100,000	Nil	Nil

Jim Norsworthy	100,000	120,000	Nil	Nil

Chad Jones	100,000	100,000	Nil	Nil

Dave Gaudet	100,000	100,000	Nil	Nil

Robert Allen	100,000	100,000	Nil	Nil

Dominic Leone	100,000	100,000	Nil	Nil

Michael Budge	100,000	100,000	Nil	Nil

Terrie Trevellion	100,000	100,000	Nil	Nil

Robert Harris	100,000	100,000	Nil	Nil

Jeff Donaldson	100,000	100,000	Nil	Nil

Daniel Gladstone	100,000	100,000	Nil	Nil

Each of the above shareholders beneficially owns and has sole voting and investment rights over all shares or rights to the shares registered in his or her name.  The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold.  The percentages are based on 13,220,000 of common stock outstanding on the date of this prospectus.

None of the selling shareholders:

1.	has had a material relationship with us other than as a shareholder at any time within the past three years;

2.	has ever been one of our officers or directors; or

3.	is a broker-dealer or affiliate of a broker dealer.

The Company will not receive any proceeds fro the sale of the Shares by the selling shareholders. The selling shareholders have no agreement with any underwriter with respect to the sale of their shares. The selling shareholders may from time to time offer their shares through underwriters, dealers or agents, which may receive compensation in the form of underwriting discounts, concessions or commissions from them and/or the purchasers of the shares whom they act as agents. The selling shareholders and any agent, dealer or underwriter that participate in the distribution of the Shares may be deemed to be an “underwriter” under the Securities Act and any profit on the sale of the Shares by them and any discounts, commissions, or concessions received by any such “underwriter” may be deemed to be underwriting discounts and commissions under the Securities Act.

Plan Of Distribution

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions.

The selling shareholders will sell their shares at $0.02 per share until their shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

We are bearing all costs relating to the registration of the common stock.  These are estimated to be $11,010. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1.	Not engage in any stabilization activities in connection with our common stock;

2.	Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

3.	Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

Penny Stocks

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which:

1.	contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

2.	contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties;

3.	contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask price;

4.	contains a toll-free telephone number for inquiries on disciplinary actions;

5.	defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

6.	contains such other information and is in such form (including language, type, size, and format) as the Commission shall require by rule or regulation;

7.	The broker-dealer also must provide, prior to proceeding with any transaction in a penny stock, the customer:

8.	with bid and offer quotations for the penny stock;

9.	details of the compensation of the broker-dealer and its salesperson in the transaction;

10.	the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

11.	monthly account statements showing the market value of each penny stock held in the customer's account.

12.
In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.  These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

Legal Proceedings

We are not currently a party to any legal proceedings. Our address for service of process in Delaware is:

2711 Centerville Road, Suite 400
Wilmington, Delaware 19808

Directors, Executive Officers, Promoters And Control Persons

Our executive officer and director and his age as of the date of this prospectus is as follows:

Directors:

Name of Director	Age

Peter Lawrence Wells	41

Executive Officers:

NameofOfficer	Age	Office

Peter Lawrence Wells	41	President, Secretary, Chief Financial Officer & Chief Executive Officer

Biographical Information

Set forth below is a brief description of the background and business experience of our executive officer and director for the past five years.

Mr. Peter Wells has acted as our president, secretary, treasurer, chief executive officer and as our sole director since our incorporation on July 15, 2005.  Mr. Wells is a professional performing arts technician based out of Vancouver, Canada. After earning a Bachelors Degree in Fine Arts from University of British Columbia, he worked as a performing arts professional in the theater industry in Australia. Mr. Wells was involved with the production associated with the Opening and Closing Ceremonies for the 2000 Olympic Games in Sydney, Australia. Mr. Wells also coordinates trade show marketing and sales for a host of companies.

Mr. Wells does not have any professional training or technical credentials in the exploration, development and operation of mines.

Mr. Wells intends to devote approximately 10% of his business time to our affairs.

Term of Office

Our sole director is appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws.  Our sole officer is appointed by our board of directors and hold office until removed by the board.

The Board of Directors has not yet established any committees and subsequently does not have a nominating, audit or compensation committee. Action by the Board is done by written consent of the entire Board or by a majority of the Directors at a meeting. In 2006 the Board of Directors held one meeting.

The Company anticipates that its next annual meeting of shareholders will be held in July/August of 2007. Shareholders may present proposals for inclusion in the Company’s proxy statement to be mailed in connection with such annual meeting. Shareholder proposals must be received by the Company at least 90 days prior to the meeting. No other policy has been adopted by the Company for inclusion of shareholder nominations to the Board of Directors.

Significant Employees

We have no significant employees other than the officer and director described above.

Security Ownership Of Certain Beneficial Owners And Management

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding common stock as of the date of this prospectus, and by the officers and directors, individually and as a group.  Except as otherwise indicated, all shares are owned directly.

Title of Class	Name and address of beneficial owner	Amount of beneficial ownership	Percent of class
Common stock	Peter Lawrence Wells	10,000,000	75.6%
Common stock	All officers and directors as a group that consists of one person	10,000,000	75.6%

The percent of class is based on 13,220,000 shares of common stock issued and outstanding as of the date of this prospectus.

Description Of Securities

General

Our authorized capital stock consists of 75,000,000 shares of common stock at a par value of $0.0001 per share.

Common Stock

As of the date of this prospectus, there were 13,220,000 shares of our common stock issued and outstanding that is held by 33 stockholders of record. Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote.  Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors.  Two persons present and being, or representing by proxy, shareholders are necessary to constitute a quorum at any meeting of our stockholders.  A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds.  In the event of liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock.

Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

We do not have an authorized class of preferred stock.

Dividend Policy

We have never declared or paid any cash dividends on our common stock.  We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Interests Of Named Experts And Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant.  Nor was any such person connected with the registrant as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Certain legal matters, including the validity of the shares being issued, will be passed upon for the company by Timothy S. Orr, Esq., 4328 West Hiawatha Drive, Suite 101, Spokane, WA 99208, (509) 462-2926.

The financial statements included in this prospectus and the registration statement have been audited by MacKay LLP, 1100 - 1177 West Hastings Street, Vancouver, V6E 4T5, (604) 687-4511 to the extent and for the periods set forth in their report appearing elsewhere in this document and in the registration statement filed with the SEC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Disclosure Of Commission Position Of Indemnification For Securities Act Liabilities

Our By-laws provide for the elimination of the personal liability of our officers, directors, corporate employees and agents to the fullest extent permitted by the provisions of Delaware General Corporation Law. Under such provisions, the director, officer, corporate employee or agent who in his capacity as such is made or threatened to be made, party to any suit or proceeding, shall be indemnified if it is determined that such director or officer acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of our company.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and persons controlling our company pursuant to the foregoing provision, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

Organization Within Last Three Years

We were incorporated on July 15, 2005 under the laws of the state of Delaware.  On that date, Peter Lawrence Wells was appointed as our sole director.  As well, Mr. Wells was appointed as our president, secretary, treasurer and chief executive officer. There are no predecessors to our Company. Since our inception there have been no bankruptcies, receiverships or similar proceedings. Further, since inception, there has been no material reclassification, mergers, or purchase of or sale of any significant amount of assets not in the ordinary course of business.

Description Of Business

In General

We intend to commence operations as an exploration stage company. We will be engaged in the exploration of mineral properties with a view to exploiting any mineral deposits we discover.  We own an option to acquire an undivided 100% beneficial interest in two mineral claims in the Nelson Mining Division, located due south of Nelson, British Columbia, Canada. There is no assurance that a commercially viable mineral deposit exists on the claims.  We do not have any current plans to acquire interests in additional mineral properties, though we may consider such acquisitions in the future.

Mineral property exploration is typically conducted in phases.  Each subsequent phase of exploration work is recommended by a geologist based on the results from the most recent phase of exploration.  We have not yet commenced the initial phase of exploration on the claims.  Once we have completed each phase of exploration, we will make a decision as to whether or not we proceed with each successive phase based upon the analysis of the results of that program.  Our director will make this decision based upon the recommendations of the independent geologist who oversees the program and records the results.

Our plan of operation is to conduct exploration work on the claim in order to ascertain whether it possesses economic quantities of copper, nickel and cobalt.  There can be no assurance that an economic mineral deposit exists on the claims until appropriate exploration work is completed.

Even if we complete our proposed exploration programs on the claims and we are successful in identifying a mineral deposit, we will have to spend substantial funds on further drilling and engineering studies before we will know if we have a commercially viable mineral deposit.

Bluebird Claim Purchase Agreement

On August 4, 2006, Bluebird Exploration Company (“the Company”) entered into an Option to Purchase Agreement with Peter Lawrence Wells, our officer and director, who is the sole beneficial owner of 100% of the two mineral claims identified by Tenure Numbers 512465 and 512466 located 9 kilometers due south of Nelson, British Columbia, Canada, in the Nelson Mining Division. The agreement grants the Company the exclusive right and option to acquire an undivided 100% of the right, title and interest in and to the claims upon satisfying certain terms and conditions.

The option to acquire the claims is contingent on the Company incurring exploration costs on the claims of a minimum of $7,000 on or before September 30, 2007; as well as the Company incurring exploration costs on the claims of a further $25,000 (for aggregate minimum exploration costs of $32,000) on or before September 30, 2008. Upon exercise of the option, the Company agrees to pay the seller, Peter Lawrence Wells, our officer and director, the sum of $25,000 per annum, commencing January 1, 2009, for so long as the Company holds any interest in the claims.

Location, Access and Description

The claims are part of the Bluebird mineral claim group located 9 kilometers due south of Nelson, British Columbia, in the Nelson Mining Division. The claims enclose 810 hectares from Apex Creek across the summit of Evening Ridge to Highway 6 between the towns of Nelson and Salmo. The center of claim 512465 is located at 117*13’43”W, 49*25’24”N. The center of claim 512466 is located at 117*11’41” W, 49*25’30”N. Coordinates are within National Topographic System (NTS) map-area 082F06W and the Terrain Resources Integrated Management (TRIM) maps 082F044 and 082F045. Locations are given as National Topographic System coordinates using a Universal Transverse Mercator (UTM) grid and the North American Datum of 1983 (NAD83); the area lies entirely within Zone 11U of the grid.

The property is accessed directly from Highway 6 between Nelson and Salmo, 9 kilometers south of Nelson, and also by a well-maintained gravel road which leads to the Apex Ski Resort. Access to the claims is on foot via an overgrown logging road up the right bank of Apex Creek.

The Bluebird claim group is located in the western Kootenai Mountains of southeastern British Columbia, in an area of moderate, locally steep topography with elevations ranging from 920 meters above sea level near Highway 6 to as much as 1850 meters above sea level on Midnight Ridge. Despite the locally steep slopes, nearly all of the property is accessible on foot, with proper caution.

The climate is characterized by warm summers, cool equinoxes and mild winters. Annual precipitation is 730 centimeters, of which roughly a third falls as snow during the winter months of November through March. Moderate, locally thick growth of subalpine conifers and alder occurs on north-facing slopes. Logging roads are lined by poplar, aspen and alder.

Map 1 Bluebird Mineral Claim Group

Internet Mapping Framework

Fort St. John
Terrace
Quesnel
Williams Lake
Revelstoke
Vernon
Vancouver
Trail
Victoria

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Fort St. John
Prince Rupert
Terrace
Prince George
Quesnel
Williams Lake
Revelstoke
Kamloops
Vernon
Kelowna
Penticton
Grand Forks
Nanaimo
Abbotsford
0
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320 km.

Map center: 54°20' N, 125°25' W

Legend

Provincial Boundary (1:6M)

Boundary (International)

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Major Cities

Scale: 1:9,095,572

This map is a user generated static output from an Internet mapping site and is for general reference only. Data layers that appear on this map may or may not be accurate, current, or otherwise reliable. THIS MAP IS NOT TO BE USED FOR NAVIGATION.

Map 2 Claim #512465

Internet Mapping Framework

Fort St. John
Terrace
Quesnel
Williams Lake
Revelstoke
Vernon
Trail
Vancouver
Victoria
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Indian Reserves
National Parks
Parks
Mineral Titles Grid (LRDW)
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Placer Claim Designation
Placer Lease Designation
No Staking Reserve
Conditional Reserve
Release Required Reserve
Surface Restriction
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Integrated Cadastral Fabric
BCGS Grid
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517761
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Nelson-Creston
512465
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350 m.
Map center: 49° 25' 24" N, 117° 13' 43" W

This map is a user generated static output from an Internet mapping site and is for general reference only. Data layers that appear on this map may or may not be accurate, current, or otherwise reliable. THIS MAP IS NOT TO BE USED FOR NAVIGATION.

Map 3 Claim #512466

Internet Mapping Framework

517761
1330
Nelson-Creston
512465
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82F.045
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512465
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500 m.
Map center: 49° 25' 30" N, 117° 11' 41" W

Fort St. John
Terrace
Quesnel
Williams Lake
Revelstoke
Vernon
Vancouver
Victoria

Legend

- Indian Reserves
- National Parks
- Parks
- Mineral Titles Grid (LRDW)
- Mineral Tenures (Mineral - LRDW)
  - Mineral Claim
  - Mineral Lease
- Reserves (Mineral - LRDW Sites)
  - Placer Claim Designation
  - Placer Lease Designation
  - No Staking Reserve
  - Conditional Reserve
  - Release Required Reserve
  - Surface Restriction
  - Recreation Area
  - Others
- Integrated Cadastral Fabric
- BCGS Grid
- Contours (TRIM)
  - Contour - Index
  - Contour - Index Indefinite
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  - Contour - Index Depression Indefinite
  - Contour - Intermediate
  - Contour - Intermediate Indefinite
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  - Contour - Intermediate Depression Indefinite
  - Areaof Exclusion
  - Areaof Indefinite Contours
- Annotation (1:20K)
- Transportation - Points (TRIM)
  - Helipad

Scale: 1:13,946

This map is a user generated static output from an Internet mapping site and is for general reference only. Data layers that appear on this map may or may not be accurate, current, or otherwise reliable. THIS MAP IS NOT TO BE USED FOR NAVIGATION.

The two claims comprise 810 hectares (approximately 2000 acres).  A “mineral claim” refers to a specific section of land over which a title holder owns rights to explore the ground and subsurface, and extract minerals.  Title to the two claims is registered in the name of Peter Lawrence Wells, our President. The Company has an option to purchase the claim (see page 18 for further explanation of the option agreement).

Claim details are as follows:	Claim Tenure Numbers:	512465 and 512466
	Original Issue Date:	May 2005
	Granting Authority:	Government of British Columbia

A mineral exploration license is issued for one year. In order to maintain the claims, Mr. Wells must pay a fee of approximately $3,500 per year, or we must perform work on the claims. As long as the fees are paid, no work has to be performed to maintain the claims in good order. Mr. Wells can renew the claims indefinitely by paying the annual fees. The renewal fees may increase in the future. Mr. Wells will not cause the claims to expire as a result of not renewing the same or failing to perform work on the claim, provided mineralized material is found. In the event that our exploration program does not find mineralized material, Mr. Wells will allow the claims to expire and we will cease activities. Mr. Wells will personally bear the cost to maintain the claims.

Mineralization

The area of the claims is underlain by fine-grained clastic sedimentary rocks of the Triassic to Jurassic Ymir Group and by augite-phyric basaltic flows and flow breccias of the overlying Lower Jurassic Elise Formation.

The property is adjacent to the newly discovered Kena gold-copper porphyry deposit of Sultan Minerals, a competitor. Recent exploration work and data compilation by Sultan Minerals identified significant mineralization on the Kena Property. The Bluebird claim group is located immediately to the east of these discoveries.

Exploration History

This area has undergone several regional mapping studies, partly because of its considerable history of exploration. The only recorded reference to the Bluebird property is a brief mention in a 1928 Minister of Mines Annual Report, describing a quartz vein with a small strike. No previous assessment reports exist for the area covered by the claims.

The Kena Property of Sultan Minerals borders the Bluebird claim group to the west. Recent work (Dandy 2001) identified a large low-grade high tonnage gold deposit explicitly associated with the Early Jurassic plagioclase-phyric Silver King Porphyry. Consequently, exploration on the western boundary of our property will be a main objective.

Compliance with Government Regulation

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the exploration of minerals in Canada generally, and in British Columbia specifically.

We will have to sustain the cost of reclamation and environmental mediation for all exploration and development work undertaken.  The amount of these costs is not known at this time as we do not know the extent of the exploration program that will be undertaken beyond completion of the currently planned work programs. Because there is presently no information on the size, tenor, or quality of any resource or reserve at this time, it is impossible to assess the impact of any capital expenditures on earnings or our competitive position in the event a potentially economic deposit is discovered.

If we enter into production, the cost of complying with permit and regulatory environment laws will be greater than in the exploration phases because the impact on the project area is greater.  Permits and regulations will control all aspects of any production program if the project continues to that stage because of the potential impact on the environment. Examples of regulatory requirements include:

1.	Water discharge will have to meet water standards;

2.	Dust generation will have to be minimal or otherwise re-mediated;

3.	Dumping of material on the surface will have to be re-contoured and re-vegetated;

4.	An assessment of all material to be left on the surface will need to be environmentally benign;

5.	Ground water will have to be monitored for any potential contaminants;

6.	The socio-economic impact of the project will have to be evaluated and if deemed negative, will have to be re-mediated; and

7.	There will have to be an impact report of the work on the local fauna and flora.

Employees

We have no employees as of the date of this prospectus other than our sole officer and director.

Research and Development Expenditures

We have not incurred any other research or development expenditures since our incorporation.

Subsidiaries

We do not have any subsidiaries.

Patents and Trademarks

We do not own, either legally or beneficially, any patents or trademarks.

Reports to Security Holders

Although we are not required to deliver a copy of our annual report to our security holders, we will voluntarily send a copy of our annual report, including audited financial statements, to any registered shareholder who requests it.  We will not be a reporting issuer with the Securities and Exchange Commission until our registration statement on Form SB-2 is declared effective.

We have filed a registration statement on Form SB-2, under the Securities Act of 1933, with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus.  This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits.  Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company. We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials.  You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C.  Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street NE, Washington, D.C. 20002.  Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms.  The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission.  Our registration statement and the referenced exhibits can also be found on this site.

Plan Of Operations

Based on previous studies done on the area, the Company plans to undertake an initial exploration program consisting of two phases.  The first phase would consist of geological mapping, prospecting and geochemical sampling. Geological mapping involves plotting previous exploration data relating to a property on a map in order to determine the best property locations to conduct subsequent exploration work. Prospecting involves analyzing rocks on the property surface with a view to discovering indications of potential mineralization.  Geochemical sampling involves gathering rock and soil samples from property areas with the most potential to host economically significant mineralization.  All samples gathered are sent to a laboratory where they are crushed and analyzed for metal content.

The first phase is estimated to cost $8,500 as described below.

Budget - Phase I

Mobilization/Demobilization	$2,000
Geologist (3 days @ $400/day)	$1,200
Geotechnician (3 days @ $300/day)	$900
Equipment rental, fuel, food, supplies	$700
Assays (20 @ $30 each)	$600
Helicopter (3 hours @ $800/hour)	$2,400
Report	$500
Filing Fees	$200

Total	$8,500

The second phase would consist of a follow-up of the initial stage geological mapping and include a detailed geophysical survey.  As much of the property remains unmapped, the entire claim block would be flown by airborne magnetic and electromagnetic surveys. Horizontal loop electromagnetic (HLEM) surveying should be carried out over the entire claim block wherever possible. This will help determine the probability of sulphide mineralization occurring within the claim block. Also HLEM surveying and ground magnetic surveying would need to be carried out over any areas of positive results from airborne surveying.

The second phase would cost approximately $36,500 as outlined below.

Budget - Phase II

Mobilization\Demobilization	$5,000
Airborne MAG-EM Survey	$12,500
Horizontal Loop Electromagnetic Survey	$9,500
Data Reduction and Report	$2,500
Administration Fees and Taxes	$7,000

Total	$36,500

We plan to commence the phase one exploration program on the two mineral claims within the Bluebird group in the fourth quarter of 2007.  The program and follow-up report should take approximately one month to complete. Contingent on this offering, we will then undertake the phase two work program during the spring of 2008.  This program will take approximately one month to complete.  We do not have any verbal or written agreement regarding the retention of any qualified engineer or geologist for either of these exploration programs.

In addition, contingent on this offering, we anticipate spending an additional $16,000 on administrative fees over the next twelve months, including fees payable in connection with the filing of this registration statement and complying with reporting obligations.

Total expenditures over the next 12 months are therefore expected to be $61, 000.

We will require additional funding in order to proceed with the exploration on the two mineral claims within the Bluebird group and satisfy the option agreement by and between Mr. Wells and the Company.  We anticipate that additional funding will be in the form of equity financing from the sale of our common stock or from director loans.  We do not have any arrangements in place for any future equity financing or loans.

Results Of Operations For The Period From Inception Through March 31, 2007

We have not earned any revenues from our incorporation on July 15, 2005 to March 31, 2007.  We do not anticipate earning revenues unless we enter into commercial production on the two claims, which is doubtful.  We have not commenced the exploration stage of our business and can provide no assurance that we will discover economic mineralization on either of the claims, or if such minerals are discovered, that we will enter into commercial production.

We incurred operating expenses in the amount of $ 10,045 for the period from our inception on July 15, 2005 to March 31, 2007. These operating expenses were comprised of general and administration expenses as well expenses related to the filing of this prospectus.

We have not attained profitable operations and are dependent upon obtaining financing to pursue exploration activities.  For these reasons our auditors believe that there is substantial doubt that we will be able to continue as a going concern.

Description Of Property

We own an option to the mineral exploration rights relating to the two mineral claims in the Bluebird claim group (See “Bluebird Claim Purchase Agreement” above).  We do not own any real property interest in the claims or any other property.

Currently, Mr. Wells is allowing the Company to utilize his home office at no charge to the Company and he as agreed to do so for as long as practical to both parties.

Certain Relationships And Related Transactions

None of the following parties has, since our date of incorporation, had any material interest, direct or indirect, other than the Bluebird Claim Purchase Agreement detailed above in any transaction with us or in any presently proposed transaction that has or will materially affect us:

1.	Any of our directors or officers;

2.	Any person proposed as a nominee for election as a director;

3.	Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock;

4.	Our sole promoter, Peter Lawrence Wells;

5.	Any member of the immediate family of any of the foregoing persons.

Market For Common Equity And Related Stockholder Matters

No Public Market for Common Stock

There is presently no public market for our common stock.  We anticipate applying for trading of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

Stockholders of Our Common Shares

As of the date of this registration statement, we have 33 registered shareholders.

Rule 144 Shares

A total of 10,000,000 shares of our common stock are available for resale to the public after July 15, 2007 in accordance with the volume and trading limitations of Rule 144 of the Act.  In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1.	1% of the number of shares of the company's common stock then outstanding which, in our case, will equal 132,200 shares as of the date of this prospectus; or

2.	the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

As of the date of this prospectus, persons who are our affiliates hold all of the 10,000,000 shares that may be sold pursuant to Rule 144.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Delaware Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1.	we would not be able to pay our debts as they become due in the usual course of business; or

2.
our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends, and we do not plan to declare any dividends in the foreseeable future.

Executive Compensation

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our executive officers by any person for all services rendered in all capacities to us for the fiscal period from our inception on July 15, 2005 to March 31, 2007 and the subsequent period to the date of this prospectus.

Annual Compensation

Name	Title	Year	Salary	Bonus	Other Comp.	Restricted Stock Awarded	Options/ SARS (#)	LTP payouts ($)	All Other Compensation $
Peter	President,	2005	$0	$0	$0	$0	$0	$0	$0
Lawrence Wells	Secretary, Treasurer, CEO, & Director	2006	$0	$0	$0	$0	$0	$0	$0

Mr. Wells has received no compensation from the Company since its inception. The Company had no other employees or other related persons that received compensation commensurate with that paid to the Company’s executive officers.

As of the date of this prospectus the Company has not adopted any benefit, incentive, award, option or grant plans or other forms of remuneration.

Stock Option Grants

We have not granted any stock options to the executive officer since our inception.

Consulting Agreements

We do not have any employment or consulting agreement with our directors or officers.  We do not pay Mr. Wells any amount for acting as a director of the Company.

BLUEBIRD EXPLORATION COMPANY

(An Exploration Stage Company)

FINANCIAL STATEMENTS

BLUEBIRD EXPLORATION COMPANY

 (An Exploration Stage Company)

FINANCIAL STATEMENTS

DECEMBER 31, 2006 AND 2005

(Stated in U.S. Dollars)

CHARTERED	1100 - 1177 West Hastings Street
ACCOUNTANTS MacKay LLP	Vancouver, BC V6E 4T5 Tel: (604) 687-4511 Fax: (604) 687-5805 Toll Free: 1-800-351-0426 www.MacKayLLP.ca

Report of Independent Registered Public Accounting Firm

To the Shareholders of
Bluebird Exploration Company
(an Exploration Stage Enterprise)
Vancouver, Canada

We have audited the balance sheets of Bluebird Exploration Company (an Exploration Stage Enterprise) as at December 31, 2005 and 2006 and the related statements of operations, stockholders’ equity, and cash flows for the period from incorporation on July 15, 2005 to December 31, 2005 and for the year ended December 31, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as at December 31, 2005 and 2006 and the results of its operations and its cash flows for the period from incorporation on July 15, 2005 to December 31, 2005 and for the year ended December 31, 2006 in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements referred to above have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to financial statements, the Company is in the exploration stage, and has no permanently established source of revenue and is dependent on its ability to raise capital from shareholders or other sources to sustain operations. These factors, along with other matters as set forth in Note 1, raise substantial doubt that the Company will be able to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

“MacKay LLP”
Vancouver, Canada.
May 17, 2007	Chartered Accountants

BLUEBIRD EXPLORATION COMPANY
(An Exploration Stage Company)

BALANCE SHEETS

(Stated in U.S. Dollars)

	December 31,
	2006	2005

ASSETS

Current
Cash	$13,173	$2,798
TOTAL ASSETS	$13,173	$2,798

LIABILITIES

Current
Accounts payable and accrued liabilities	$3,000	$500
Loan payable, no interest or terms of repayment	500	-
	3,500	500

STOCKHOLDERS’ EQUITY

Share Capital
Authorized:
75,000,000 common voting shares with a par value of $0.0001 per share

Issued and outstanding:
13,220,000 common shares at December 31, 2006
10,000,000 common shares at December 31, 2005	132	100

Additional Paid-In Capital	18,968	2,900

Deficit Accumulated During The Exploration Stage	(9,427)	(702)
	9,673	2,298

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$13,173	$2,798

            “Peter Wells”            Director

The accompanying notes are an integral part of these financial statements.

BLUEBIRD EXPLORATION COMPANY
 (An Exploration Stage Company)

STATEMENTS OF OPERATIONS

(Stated in U.S. Dollars)

	PERIOD ENDED DECEMBER 31		CUMULATIVE PERIOD FROM July 15 2005 (INCEPTION) TO DECEMBER 31
	2006	2005	2006

Revenue	$-	$-	$-

Expenses
Exploration and development	3,565	-	3,565
Foreign exchange loss	405	-	405
Office	474	202	676
Professional fees	4,281	500	4,781

Net Loss For The Period	$8,725	$702	$9,427

Basic And Diluted Loss Per Common Share	$(0.00)	$(0.00)

Weighted Average Number Of Common Shares Outstanding	10,149,973	5,443,787

The accompanying notes are an integral part of these financial statements.

BLUEBIRD EXPLORATION COMPANY
 (An Exploration Stage Company)

STATEMENTS OF CASH FLOWS

(Stated in U.S. Dollars)

	PERIOD ENDED DECEMBER 31		CUMULATIVE PERIOD FROM July 15 2005 (INCEPTION) TO DECEMBER 31
	2006	2005	2006

Cash provided by (used in):
Cash Flows From Operating Activities

Net loss for the period	$(8,725)	$(702)	$(9,427)

Changes in non-cash operating working capital items
Accounts payable and accrued liabilities	2,500	500	3,000
	(6,225)	(202)	(6,427)

Cash Flows From Financing Activities
Loan payable	500	-	500
Shares issued for cash	16,100	3,000	19,100
	16,600	3,000	19,600

Increase In Cash	10,375	2,798	13,173

Cash, Beginning Of Period	2,798	-	-

Cash, End Of Period	$13,173	$2,798	$13,173

Supplemental Disclosure Of Cash Flow Information
Interest paid	$-	$-	$-
Income taxes paid	-	-	-

The accompanying notes are an integral part of these financial statements.

BLUEBIRD EXPLORATION COMPANY
(An Exploration Stage Company)
STATEMENT OF STOCKHOLDERS’ EQUITY (DEFICIENCY)
PERIOD FROM JULY 15, 2005  (INCEPTION) TO DECEMBER 31, 2006

(Stated in U.S. Dollars)

	COMMON STOCK		ADDITIONAL PAID-IN	DEFICIT ACCUMULATED DURING THE EXPLORATION
	SHARES	AMOUNT	CAPITAL	STAGE	TOTAL
Balance, July 15, 2005 (Date of inception)	-	$-	$-	$-	$-
Shares issued for cash:
September 30, 2005 at $0.003	10,000,000	100	2,900	-	3,000
Net loss for the period	-	-	-	(702)	(702)
Balance, December 31, 2005	10,000,000	100	2,900	(702)	2,298
Shares issued for cash:
December 14, 2006 at $0.05	3,220,000	32	16,068	-	16,100
		-	-	-
Net loss for the period		-		(8,725)	(8,725)

Balance, December 31, 2006	13,220,000	$132	$18,968	$(9,427)	$9,673

All share amounts have been restated to reflect the 10:1 forward split in December 2006.

The accompanying notes are an integral part of these financial statements.

BLUEBIRD EXPLORATION COMPANY
 (An Exploration Stage Company)

NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2006 and 2005

(Stated in U.S. Dollars)

1.	NATURE AND CONTINUANCE OF OPERATIONS

BLUEBIRD EXPLORATION COMPANY (“the Company”) was incorporated in the State of Delaware on July 15, 2005. The Company is an Exploration Stage Company. The Company has acquired an option on a mineral property located in the Nelson Mining Division, British Columbia, Canada, and has not yet determined whether this property contains reserves that are economically recoverable. The recoverability of property expenditures will be dependent upon the discovery of economically recoverable reserves, confirmation of the Company’s interest in the underlying property, the ability of the Company to obtain necessary financing to satisfy the expenditure requirements under the property agreement and upon future profitable production or proceeds for the sale thereof.

The Company has been in the exploration stage since its formation and has not yet realized any revenues from its planned operations. The Company was formed for the purpose of acquiring exploration and development stage natural resources properties. The Company has not commenced business operations.

These financial statements have been prepared on a going concern basis. The Company has incurred losses since inception resulting in an accumulated deficit of $9,427 since inception and further losses are anticipated in the development of its business raising substantial doubt about the Company’s ability to continue as a going concern. Its ability to continue as a going concern is dependent upon the ability of the Company to generate profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management has plans to seek additional capital through a private placement and public offering of its common stock. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The financial statements of the Company have been prepared in accordance with U.S. generally accepted accounting principles. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates which have been made using careful judgment. Actual results may vary from these estimates.

The financial statements have, in management’s opinion, been properly prepared within reasonable limits of materiality and within the framework of the significant accounting policies summarized below:

Organization and Start-up Costs

Costs of start up activities, including organizational costs, are expensed as incurred.

BLUEBIRD EXPLORATION COMPANY
 (An Exploration Stage Company)

NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2006 and 2005

(Stated in U.S. Dollars)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Acquisition, Exploration and Evaluation Expenditures

The Company is an exploration stage mining company and has not yet realized any revenue from its operations. It is primarily engaged in the acquisition, exploration and development of mining properties. Mineral property acquisition and exploration costs are expensed as incurred. When it has been determined that a mineral property can be economically developed as a result of establishing proven and probable reserves, the costs incurred to develop such property, are capitalized. For the purpose of preparing financial information, all costs associated with a property that has the potential to add to the Company’s proven and probable reserves are expensed until a final feasibility study demonstrating the existence of proven and probable reserves is completed. No costs have been capitalized in the periods covered by these financial statements.

The Company regularly performs evaluations of any investment in mineral properties to assess the recoverability and/or the residual value of its investments in these assets. All long-lived assets are reviewed for impairment whenever events or circumstances change which indicate the carrying amount of an asset may not be recoverable.

Exploration Expenditures

The Company follows a policy of expensing exploration expenditures until a production decision in respect of the project is made and the Company is reasonably assured that it will receive regulatory approval to permit mining operations, which may include the receipt of a legally binding project approval certificate.

Management periodically reviews the carrying value of its investments in mineral leases and claims with internal and external mining related professionals. A decision to abandon, reduce or expand a specific project is based upon many factors including general and specific assessments of mineral deposits, anticipated future mineral prices, anticipated future costs of exploring, developing and operating a production mine, the expiration term and ongoing expenses of maintaining mineral properties and the general likelihood that the Company will continue exploration on such project. The Company does not set a pre-determined holding period for properties with unproven deposits, however, properties which have not demonstrated suitable metal concentrations at the conclusion of each phase of an exploration program are re-evaluated to determine if future exploration is warranted, whether there has been any impairment in value and that their carrying values are appropriate.

BLUEBIRD EXPLORATION COMPANY
 (An Exploration Stage Company)

NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2006 and 2005

(Stated in U.S. Dollars)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Exploration Expenditures (Cont’d.)

If an area of interest is abandoned or it is determined that its carrying value cannot be supported by future production or sale, the related costs are charged against operations in the year of abandonment or determination of value. The amounts recorded as mineral leases and claims represent costs to date and do not necessarily reflect present or future values.

The Company’s exploration activities and proposed mine development are subject to various laws and regulations governing the protection of the environment. These laws are continually changing, generally becoming more restrictive. The Company has made, and expects to make in the future, expenditures to comply with such laws and regulations.

Use of Estimates and Assumptions

The preparation of financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Foreign Currency Translation

The financial statements of the Company are translated to United States dollars in accordance with SFAS No. 52 “Foreign Currency Translation”. Monetary assets and liabilities denominated in foreign currencies are translated using the exchange rate prevailing at the balance sheet date. Gains and losses arising on translation or settlement of foreign currency denominated transactions or balances are included in the determination of income. The Company has not, to the date of these financials statements, entered into derivative instruments to offset the impact of foreign currency fluctuations.

Financial Instruments

The carrying value of cash, and accounts payable and accrued liabilities approximates their fair value because of the short maturity of these instruments. The Company’s operations are in Canada and virtually all of its assets and liabilities are giving rise to significant exposure to market risks from changes in foreign currency rates. The Company’s financial risk is the risk that arises from fluctuations in foreign exchange rates and the degree of volatility of these rates. Currently, the Company does not use derivative instruments to reduce its exposure to foreign currency risk.

BLUEBIRD EXPLORATION COMPANY
 (An Exploration Stage Company)

NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2006 and 2005

(Stated in U.S. Dollars)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Environmental Costs

Environmental expenditures that relate to current operations are charged to operations or capitalized as appropriate. Expenditures that relate to an existing condition caused by past operations, and which do not contribute to current or future revenue generation, are charged to operations. Liabilities are recorded when environmental assessments and/or remedial efforts are probable, and the cost can be reasonably estimated. Generally, the timing of these accruals coincides with the earlier of completion of a feasibility study or the Company’s commitments to plan of action based on the then known facts.

Income Taxes

The Company uses the asset and liability method of accounting for income taxes in accordance with SFAS No. 109 - “Accounting for Income Taxes”. This standard requires the use of an asset and liability approach for financial accounting and reporting on income taxes. If it is more likely than not that some portion or all of a deferred tax asset will not be realized, a valuation allowance is recognized.

Basic and Diluted Net Loss per Share

The Company reports basic loss per share in accordance with SFAS No. 128 - “Earnings Per Share”. Basic loss per share is computed using the weighted average number of common stock outstanding during the period. Diluted loss per share is computed using the weighted average number of common and potentially dilutive common stock outstanding during the period. At December 31, 2006 and 2005, the Company has no common stock equivalents that were anti-dilutive and excluded from the earnings per share computation.

Comprehensive Loss

SFAS No. 130, “Reporting Comprehensive Income,” establishes standards for the reporting and display of comprehensive loss and its components in the financial statements. As at December 31, 2006, the Company has no items that represent a comprehensive loss and, therefore, has not included a schedule of comprehensive loss in the financial statements.

Cash

Cash consists of cash on deposit with high quality major financial institutions, and to date the company has not experienced losses on any of its balances. The carrying amounts approximates fair market value due to the liquidity of these deposits.

BLUEBIRD EXPLORATION COMPANY
 (An Exploration Stage Company)

NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2006 and 2005

(Stated in U.S. Dollars)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Asset Retirement Obligations

The Company has adopted Statement of Financial Accounting Standards No. 143 (“SFAS 143’), “Accounting for Asset Retirement Obligations”, which requires that an asset retirement obligation (“ARO”) associated with the retirement of a tangible long-lived asset be recognized as a liability in the period which it is incurred and becomes determinable, with an offsetting increase in the carrying amount of the associated asset.

The cost of the tangible asset, including the initially recognized ARO, is depleted, such that the cost of the ARO is recognized over the useful life of the asset. The ARO is recorded at fair value, and accretion expense is recognized over time as the discounted liability is accreted to its expected settlement value. The fair value of the ARO is measured using expected future cash flow, discounted at the Company’s credit-adjusted risk-free interest rate. To date, no significant asset retirement obligation exists due to the early stage of exploration. Accordingly, no liability has been recorded.

Revenue Recognition

The Company recognizes revenue in accordance with the criteria outlined in Securities Exchange Commission Staff Accounting Bulletin No. 104 (“SAP 104”), “Revenue Recognition”. Revenues will be recognized once they are earned; specifically when: (a) services are provided or products are delivered to customers, (b) clear proof that an arrangement exists, (c) amounts are fixed or can be determined, and (d) the Company’s ability to collect is reasonably assured.

Impairment of Long-Lived Assets

In accordance with Statement of Financial Accounting Standards No. 144 (“SFAS 144”), “Accounting for the Impairment or Disposal of Long-Lived Assets”, the Company records impairment losses on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets’ carrying amount. In such cases, the amount of the impairment is determined based on the relative fair values of the impaired assets.

Exploration Stage Enterprise

The Company is considered to be in the exploration stage.

BLUEBIRD EXPLORATION COMPANY
 (An Exploration Stage Company)

NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2006 and 2005

(Stated in U.S. Dollars)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Regulatory Matters

The Company and its mineral property interest are subject to a variety of federal and provincial regulations governing land use, health, safety and environmental matters. The Company’s management believes it has been in substantial compliance with all such regulations, and is unaware of any pending action or proceeding relating to regulatory matters that would affect the financial position of the Company.

3.	RECENT ACOUNTING PRONOUNCEMENTS

a)
In March 2005, the FASB ratified Emerging Issues Task Force Issue No.04-6 - “Accounting for Stripping Costs Incurred during Production in the Mining Industry” (“EITF 04-6”), which addresses the accounting for stripping costs incurred during the production phase of a mine and refers to these costs as variable production costs that should be included as a component of inventory to be recognized in costs applicable to sales in the same period as the revenue from the sale of inventory. As a result, capitalization of stripping costs is appropriate only to the extent product inventory exists at the end of a reporting period and the carrying value is less than the net realizable value. Adoption of EITF 04-6 will have no material impact on the Company’s financial position, results of operations or cash flows.

b)
In May 2005, the FASB issued SFAS No. 154 (“SFAS 154”) - “ Accounting Changes and Error Corrections”. SFAS No. 154 established new standards on accounting for changes in accounting principles. SFAS No 154 requires all such changes to be accounted for by retrospective application to the financial statements of prior periods unless prescribed otherwise or it is impracticable to do so. SFAS No. 154 is effective for accounting changes and error corrections made in fiscal years beginning after December 15, 2005. Adoption of SFAS No.154 is not expected to have a material impact on the Company’s financial position, results of operations or cash flows.

BLUEBIRD EXPLORATION COMPANY
 (An Exploration Stage Company)

NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2006 and 2005

(Stated in U.S. Dollars)

3.	RECENT ACOUNTING PRONOUNCEMENTS (Continued )

c)
In June 2005, the FASB issued Staff Position Paper (“FSP”) 115-1 - “ The Meaning of Other- Than- Temporary Impairment and its Application to Certain Investments”, superseding EITF 03-1. FSP 115-1 will replace the accounting guidance on the determination of whether an investment is other-than temporarily impaired as set forth in EITF 03-1 with references to existing other-than- temporary impairment guidance. FSP 115-1 is effective for reporting periods beginning after December 15, 2005. Adoption of FSP 115-1 is not expected to have a material impact on the Company’s financial position, results of operations or cash flows.

d)
In September 2006 the FASB issued SFAS No.157 (“SFAS 157”) - “Fair Value Measurements.” SFAS No. 157 establishes a framework for measuring fair value and expands disclosures regarding fair value measurement. SFAS 157 requires that the standards generally be applied prospectively as of the first interim period for the first fiscal year in which it is initially adopted. SFAS 157 is effective for years beginning after November 15, 2007. Adoption of SFAS 157 is not expected to have a material impact on the company’s financial position, results of operations or cash flows.

e)
In February 2007 the FASB issued SFAS No. 159 (“SFAS 159”) - “Fair Value Option for Financial Assets and Financial Liabilities.” SFAS 159 permits entities to choose to measure many financial instruments and certain other items at fair value. SFAS 159 is effective for years beginning after November 15, 2007. Adoption of SFAS 159 is not expected to have a material impact on the company’s financial position, results of operations or cash flows.

4.	MINERAL PROPERTIES

Pursuant to an option to purchase agreement dated August 4, 2006, the Company obtained the option to acquire a right to a 100% undivided right, title and interest in a mineral claim in the Nelson Mining Division of British Columbia, Canada by incurring exploration expenditures of at least $7,000 CDN ($6,000 US) by September 30, 2007 and a further $25,000 CDN ($21,500 US) by September 30, 2008. Upon the exercise of the option, the company agrees to pay the vendor, commencing January 1, 2009 the sum of $25,000 CDN ($21,500 US) per annum for so long as the company, or its permitted assigns, holds any interest in the claims. All obligations are in Canadian dollars.

The option was acquired from the president of the company.

5.	SHARE CAPITAL

On September 30, 2005, the Company issued 10,000,000 common shares at $0.0003 for total cash proceeds of $3,000 to the president and director of the Company.

On December 14, 2006, the Company issued 3,220,000 common shares at $0.005 for total proceeds of $16,100.

On December 19, 2006 the Company split its shares on a ten for one basis. All references in these financial statements to a number of shares, price, and weighted average number of common shares outstanding prior to the forward split have been adjusted to record the effect of the forward split on a retroactive basis.

As at December 31, 2006 and 2005, there were no outstanding stock options or warrants.

BLUEBIRD EXPLORATION COMPANY
 (An Exploration Stage Company)

NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2006 and 2005

(Stated in U.S. Dollars)

6.	INCOME TAXES

Income tax provision (U.S.)

Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. Pursuant to SFAS No. 109, the Company is required to compute tax asset benefits for net operating losses carried forward. Potential benefit of net operating losses have not been recognized in these financial statements because the Company cannot be assured that it is more likely than not it will utilize the net operating losses carried forward in future years.

The provision for income taxes differs from the result which would be obtained by applying the statutory income tax rate of 34% (2005 - 34%) to income before income taxes. The difference results from the following items:

	2006	2005

Computed expected (benefit of) income taxes	$(2,966)	$(245)

Increase in valuation allowance	2,966	245

Income tax provision	$-	$-

Significant components of the Company’s deferred income tax assets are as follows:

	2006	2005

Net operating loss carry forward	$9,427	$702

Statutory tax rate	34%	34%

Deferred income tax asset	3,211	245

Valuation allowance	(3,211)	(245)

Net deferred tax assets	$-	$-

BLUEBIRD EXPLORATION COMPANY
 (An Exploration Stage Company)

NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2006 and 2005

(Stated in U.S. Dollars)

6.	INCOME TAXES (Continued)

At December 31, 2006, the Company has net operating losses of approximately $9,427 which may be carried forward to apply against future years’ income for tax purposes, expiring as follows:

2025	$702
2026	8,725

7.	CONTRACTUAL OBLIGATIONS

The Company has no significant commitments or contractual obligations with any parties respecting executive compensation, consulting arrangements or other matters, except for potential payments due under the option to purchase agreement described in Note 4.

8.	RELATED PARTY TRANSACTIONS

As described in Note 4 the Company entered into an option to purchase agreement with its President on August 4, 2006. The option agreement, if exercised, provides for annual payments of $25,000 CDN ($21,500 US) commencing January 1, 2009.

The President purchased 10,000,000 common shares for cash of $3,000.

These transactions have been recorded at the exchange amount, being the amount of consideration agreed to by the parties.

BLUEBIRD EXPLORATION COMPANY

 (An Exploration Stage Company)

INTERIM FINANCIAL STATEMENTS

MARCH 31, 2007 AND 2006

(Stated in U.S. Dollars)

F - 1

CHARTERED	1100 - 1177 West Hastings Street
ACCOUNTANTS MacKay LLP	Vancouver, BC V6E 4T5 Tel: (604) 687-4511 Fax: (604) 687-5805 Toll Free: 1-800-351-0426 www.MacKayLLP.ca

Report of Independent Registered Public Accounting Firm

To the Shareholders of
Bluebird Exploration Company
(an Exploration Stage Enterprise)
Vancouver, Canada

We have reviewed the accompanying balance sheet of Bluebird Exploration Company (an exploration stage company) as of March 31, 2007 and the related statements of stockholders equity, operations and cash flows for the three month period then ended. These financial statements are the responsibility of the Company's management.

We conducted our review in accordance with the standards of the Public Company Accounting Oversight Board (United States). A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with the standards of the Public Company Accounting Oversight Board (United States), the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the financial statements referred to above for them to be in conformity with U.S. generally accepted accounting principles.

We have previously audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the balance sheet of Bluebird Exploration Company (an exploration stage company) as of December 31, 2006 and the related statements of operations, cash flows, and stockholders' equity for the year then ended (not presented herein); and in our report dated May 17, 2007, we expressed an unqualified opinion on those financial statements. In our opinion, the information set forth in the accompanying balance sheet as of December 31, 2006, is fairly stated, in all material respects, in relation to the balance sheet from which it has been derived.

Note 1 of the Company's audited financial statements as of December 31, 2006, and for the year then ended discloses that the Company has suffered recurring losses from operations and has no established source of revenue at December 31, 2006. Our auditors' report on those financial statements includes an explanatory paragraph referring to the matters in Note 1 of those financial statements and indicating that these matters raised substantial doubt about the Company's ability to continue as a going concern. As indicated in Note 1 of the Company's unaudited interim financial statements as of March 31, 2007, and for the three-month period then ended, the Company has continued to suffer recurring losses from operations and still has no established source of revenue at March 31, 2007. The accompanying interim financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Respectfully Submitted,

\s\ MacKay LLP, Chartered Accountants
Vancouver, British Columbia, Canada
May 17, 2007

F - 2

BLUEBIRD EXPLORATION COMPANY
 (An Exploration Stage Company)

BALANCE SHEETS

(Stated in U.S. Dollars)

	March 31,	December 31,
	2007	2006

ASSETS

Current
Cash	$13,055	$13,173
TOTAL ASSETS	$13,055	$13,173

LIABILITIES

Current
Accounts payable and accrued liabilities	$3,500	$3,000
Loan payable, no interest or terms of repayment	500	500
	4,000	3,500

STOCKHOLDERS’ EQUITY (DEFICIENCY)

Share Capital
Authorized:
75,000,000 common voting shares with a par value of $0.0001 per share

Issued and outstanding:
13,220,000 common shares at December 31, 2006 and March 31, 2007
	132	132

Additional Paid-In Capital	18,968	18,968

Deficit Accumulated During The Exploration Stage	(10,045)	(9,427)
	9,055	9,673

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$13,055	$13,173

          “Peter Wells”           Director

The accompanying notes are an integral part of these financial statements.

F - 3

BLUEBIRD EXPLORATION COMPANY
 (An Exploration Stage Company)

STATEMENTS OF OPERATIONS

(Stated in U.S. Dollars)

	THREE MONTH PERIOD ENDED		CUMULATIVE PERIOD FROM July 15 2005 (INCEPTION) TO
	MARCH 31,		March 31
	2007	2006	2007

Revenue	$-	$-	$-

Expenses
Exploration and development	-	-	3,565
Foreign exchange (gain)	-	-	405
Office	118	73	794
Professional fees	500	-	5,281

Net Loss For The Period	$618	$73	$10,045

Basic And Diluted Loss Per Common Share	$(0.00)	$(0.00)

Weighted Average Number Of Common Shares Outstanding	13,220,000	10,000,000

The accompanying notes are an integral part of these financial statements.

F - 4

BLUEBIRD EXPLORATION COMPANY
 (An Exploration Stage Company)

STATEMENTS OF CASH FLOWS

(Stated in U.S. Dollars)

	THREE MONTH PERIOD ENDED		CUMULATIVE PERIOD FROM July 152005 (INCEPTION) TO
	MARCH 31		March 31
	2007	2006	2007

Cash provided by (used in):
Cash Flows From Operating Activities

Net loss for the period	$(618)	$(73)	$(10,045)

Changes in non-cash operating working capital items
Accounts payable and accrued liabilities	500	-	3,500
	(118)	(73)	(6,545)

Cash Flows From Financing Activities
Loan payable	-	-	500
Shares issued for cash	-	-	19,100
	-	-	19,600

Increase (Decrease) In Cash	(118)	(73)	13,055

Cash, Beginning Of Period	13,173	2,874	-

Cash, End Of Period	$13,055	$2,771	$13,055

Supplemental Disclosure Of Cash Flow Information
Interest paid	$-	$-	$-
Income taxes paid	-	-	-

The accompanying notes are an integral part of these financial statements.

F - 5

BLUEBIRD EXPLORATION COMPANY
 (An Exploration Stage Company)
   STATEMENT OF STOCKHOLDERS’ EQUITY (DEFICIENCY)
 PERIOD FROM JULY 15, 2005  (INCEPTION) TO MARCH 31, 2007

(Stated in U.S. Dollars)

	COMMON STOCK		ADDITIONAL PAID-IN	DEFICIT ACCUMULATED DURING THE EXPLORATION
	SHARES	AMOUNT	CAPITAL	STAGE	TOTAL
Balance, July 15, 2005 (Date of inception)	-	$-	$-	$-	$-
Shares issued for cash:
September 30, 2005 at $0.003	10,000,000	100	2,900	-	3,000
Net loss for the period	-	-	-	(702)	(702)
Balance, December 31, 2005	10,000,000	100	2,900	(702)	2,298
Shares issued for cash:
December 14, 2006 at $0.05	3,220,000	32	16,068	-	16,100
		-	-	-
Net loss for the period	-	-	-	(8,725)	(8,725)

Balance, December 31, 2006	13,220,000	132	18,968	(9,427)	9,673

Net loss for the period	-	-	-	(618)	(618)

Balance, March 31, 2007	13,220,000	$132	$18,968	$(10,045)	$9,055

All share amounts have been restated to reflect the 10:1 forward split in December 2006.

The accompanying notes are an integral part of these financial statements.

F - 6

BLUEBIRD EXPLORATION COMPANY
 (An Exploration Stage Company)

NOTES TO THE FINANCIAL STATEMENTS
MARCH 31, 2007 and 2006

(Stated in U.S. Dollars)

1.	NATURE AND CONTINUANCE OF OPERATIONS

BLUEBIRD EXPLORATION COMPANY (“the Company”) was incorporated in the State of Delaware on July 15, 2005. The Company is an Exploration Stage Company. The Company has acquired an option on a mineral property located in the Nelson Mining Division, British Columbia, Canada, and has not yet determined whether this property contains reserves that are economically recoverable. The recoverability of property expenditures will be dependent upon the discovery of economically recoverable reserves, confirmation of the Company’s interest in the underlying property, the ability of the Company to obtain necessary financing to satisfy the expenditure requirements under the property agreement and upon future profitable production or proceeds for the sale thereof.

The Company has been in the exploration stage since its formation and has not yet realized any revenues from its planned operations. The Company was formed for the purpose of acquiring exploration and development stage natural resources properties. The Company has not commenced business operations.

These financial statements have been prepared on a going concern basis. The Company has incurred losses since inception resulting in an accumulated deficit of $10,045 since inception and further losses are anticipated in the development of its business raising substantial doubt about the Company’s ability to continue as a going concern. Its ability to continue as a going concern is dependent upon the ability of the Company to generate profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management has plans to seek additional capital through a private placement and public offering of its common stock. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

2.	INTERIM REPORTING

The accompanying unaudited financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial statements. While the information presented in the accompanying three-month interim financial statements is unaudited, it includes all adjustments, which are, in the opinion of management, necessary to present fairly the financial position, results of operations and cash flows for the interim periods presented following the same accounting principles and methods of their application as the most recent annual financial statements. It is suggested that these interim financial statements be read in conjunction with the Company’s audited annual December 31, 2006 financial statements.

F - 7

Changes In And Disagreements With Accountants on Accounting and Financial Disclosure

We have had no changes in or disagreements with our accountants.

Until ______________, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus.  This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.